Exhibit 10.8

WILLIAM LYON HOMES

CONVERTIBLE PREFERRED STOCK

AND CLASS C COMMON STOCK

SUBSCRIPTION AGREEMENT

February 25, 2012

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WILLIAM LYON HOMES

CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK

SUBSCRIPTION AGREEMENT

This CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of February 25, 2012, by and between WILLIAM LYON HOMES, a Delaware corporation (the “Company”) and the undersigned subscriber (the “Subscriber”).

RECITALS

Whereas, the Company, in order to reorganize its capital structure pursuant to a prepackaged joint plan of reorganization, contemplates engaging in an exchange offer of the Company’s outstanding senior notes, an issuance of new stock to the Company’s current equity holders, and a rights offering (the “Rights Offering”) pursuant to which this Agreement is being executed, each as more precisely described in the Disclosure Statement for the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al. and the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al., both dated as of November 17, 2011 and all schedules, exhibits and other documents attached thereto (collectively, the “Solicitation Package”, and such transactions constituting the “Capital Restructuring”) (capitalized terms not otherwise defined herein shall have the meaning set forth in the Solicitation Package);

Whereas, in connection with the Capital Restructuring, the Company has authorized the issuance and sale of (i) 64,831,831 shares of its Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Shares”) and (ii) 12,966,366 shares of its Class C Common Stock, par value $0.01 per share (the “Class C Shares” and, together with the Convertible Preferred Shares, the “Offered Shares”) pursuant to the Rights Offering in exchange for an aggregate cash purchase price of $60 million, and the Company has authorized the issuance of an additional 64,831,831 Class C Shares upon conversion of the Convertible Preferred Shares and the issuance of 77,798,197 shares of the Company’s Class A Common Stock, par value $0.01 per share upon conversion of the Offered Shares (collectively, the “Conversion Shares” and, together with the Offered Shares, the “Stock”);

Whereas, the Backstop Investors and the Company have entered into a Backstop Commitment Letter dated as of November 4, 2011 (the “Backstop Commitment Letter”), pursuant to which the Backstop Investors have agreed to purchase any Offered Shares not otherwise purchased in connection with the Rights Offering; and

Whereas, Subscriber has received a subscription form (the “Subscription Form”) and desires to purchase up to the number of Offered Shares indicated as Subscriber’s committed number of shares on the Subscriber’s Subscription Form;

Whereas, in accordance with the procedures, terms and conditions set forth in the Subscription Form, the number of Offered Shares to be allocated to the Subscriber in the Rights Offering may be reduced, and the Bid Report Sheet to be sent by the Company to the Subscriber shall set forth the final number of Offered Shares to be purchased by Subscriber

(including, in the case of the Bid Report Sheet to a Backstop Investor, the number of Offered Shares to be sold to it pursuant to the terms of the Backstop Commitment Letter) (the “Committed Shares”);

Whereas, the Company desires to issue and sell to Subscriber the Committed Shares, and the Subscriber wishes to purchase the Committed Shares from the Company on the terms and conditions set forth in the Subscription Form and herein.

AGREEMENT

Now, therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1. Authorization of Shares. On or prior to Closing (as defined in Section 2.1 below), the Company shall have authorized the issuance and sale to Subscriber of the Committed Shares upon the terms and conditions set forth in the Subscription Form and in this Agreement, and the Company shall have authorized the issuance of and reserved the Conversion Shares issuable upon conversion of the Convertible Preferred Stock. The Stock, when issued, shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”).

1.2. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for the Committed Shares, payable as described in Section 2.2 hereof. The Subscriber acknowledges that the Stock will be subject to restrictions on transfer as set forth in this Agreement; and, in the event that the Rights Offering is oversubscribed, the amount bid by the Subscriber on the Subscription Form may be reduced in accordance with the procedures set forth in the Subscription Form. The number of Convertible Preferred Shares and Class C Shares in the Committed Shares shall be set such that the ratio of the Convertible Preferred Shares in the Committed Shares to Class C Shares in the Committed Shares shall be equal to the ratio of the total number of Convertible Preferred Shares being sold in the Rights Offering to the total number of Class C Shares being sold in the Rights Offering. The aggregate purchase price payable by the Subscriber for the Committed Shares shall be equal to the aggregate purchase price amount allocated to the Subscriber in the Bid Report Sheet. The purchase price of the Convertible Preferred Shares and the Class C Shares is $0.771226 per share.

2.	CLOSING, DELIVERY AND PAYMENT.

2.1. Closing. The closing of the purchase and sale of the Committed Shares (“the Closing”) shall take place immediately following the satisfaction or waiver of all conditions precedent described in Section 5 at the offices of Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, California 92660, or at such other time or place as the Company and the Subscriber may mutually agree.

2.2. Delivery. Prior to or on the Bid Remittance Deadline (as defined in the Subscription Form), Subscriber shall pay to the Company the aggregate purchase price for the Committed Shares by wire transfer of immediately available funds in the amount set forth on the Bid Report Sheet. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Subscriber certificates representing the number of Committed Shares to be sold to the Subscriber, each bearing an appropriate legend referring to the fact that the Committed Shares were sold in reliance upon an exemption from registration under the Securities Act.

2.3. Registration Rights. At or prior to the Closing, the Company shall enter into the Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Subscriber as of the date of mutual execution of this Agreement:

3.1. Organization, Good Standing and Qualification. The Company and each of the Debtors listed on Plan Schedule 1 (each a “Subsidiary” and together the “Subsidiaries”) are entities duly organized, validly existing and in good standing under the laws of the state of their respective organization. The Company and each of its Subsidiaries have all requisite corporate or entity power and authority to own, lease and operate their respective properties and assets, and to carry on their respective businesses as presently conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Stock, to issue the Conversion Shares upon conversion of the Convertible Preferred Shares, to consummate the Rights Offering, and to carry out the provisions of this Agreement and the Registration Rights Agreement. The Company and each of its Subsidiaries are duly qualified in, and are authorized to do business and are in good standing as a foreign corporation or entity in, all jurisdictions in which the nature of their respective activities and of their properties (both owned and leased) makes such qualification necessary, other than where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (provided, however, that the Chapter 11 Cases and the events leading to the Chapter 11 Cases or resulting directly or indirectly therefrom, in and of themselves, shall not be deemed to give rise to a Material Adverse Effect).

3.2. Capitalization.

(a) The authorized capital stock of the Company, immediately after giving effect to the transactions contemplated by the Plan, shall be as set forth in the Restated Charter, a copy of which has been provided to Subscriber.

(b) All of the issued and outstanding shares of the capital stock of the Company, as of the Closing, will have been duly authorized, validly issued, fully paid and non-assessable and not subject to, or were issued in compliance with, any preemptive or similar rights, including, but not limited to, those created by statute, the Company’s organizational documents or any agreements to which the Company was or is party or is bound.

(c) Other than the agreements between the Company and the subscribers in the Rights Offering (which are identical in form to this Agreement) or as described in the Subscription Form, the Solicitation Package or Plan Supplement, (i) there are no outstanding options, warrants, rights (including conversion rights, preemptive or similar rights, rights of first refusal, and registration rights), proxy or shareholder agreements, or agreements, arrangements or commitments of any kind for the purchase or acquisition from the Company of any issued or unissued securities; (ii) there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the capital stock of, or other equity interests in, the Company; and (iii) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of the capital stock of the Company.

(d) The rights, preferences, privileges and restrictions of the Stock are as stated in the Restated Charter. The Stock has been duly authorized and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Restated Charter, the Stock will be validly issued, fully paid and non-assessable, and will be free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”), except as contemplated by the Restated Charter, and will not be subject to, or will have been issued in compliance with, any preemptive or similar rights; provided, however, that the Committed Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(e) Assuming the accuracy of the representations and warranties and compliance with the covenants of the Subscriber set forth in this Agreement, the Stock will not be issued in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable laws (including state “blue sky” laws).

3.3. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder, in connection with the Rights Offering and in connection with the Registration Rights Agreement, and the authorization, sale, issuance and delivery of the Stock pursuant hereto have been taken or will be taken prior to Closing. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Subscriber, will be valid and binding obligations of the Company enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.4. No Contravention. Except for the approvals required under the Chapter 11 Cases, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, including the issuance and sale of shares of the Stock and the consummation of the transactions contemplated hereunder and thereunder, (i) do not contravene with or result in the breach of any provision of the Company’s organizational documents; (ii) except as set forth in Schedule 3.4 hereto, do not violate, conflict with or result in any breach or contravention of, or constitute an event of default (or an event which with notice or lapse of time or both would become a default), or give rise to any right of termination, acceleration or cancellation under, or the creation of any material Liens under, any agreement to which the Company is a party or by or to which the Company is, or the Stock are or may be, bound or subject; (iii) do not violate any law or order of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction (“Governmental Authority”) applicable to the Company or to the Stock; and (iv) do not result in the creation of any Lien upon the Stock.

3.5. Licenses. Except as set forth in the Solicitation Package or the Plan Supplement, and except as would have a Material Adverse Effect, the Company and each of its Subsidiaries possess adequate licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and its Subsidiaries.

3.6. Environmental. Except as set forth in the Solicitation Package or the Plan Supplement, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending claim or any pending investigation relating to any Environmental Laws, which violation, contamination, liability, claim or other matter would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.7. Compliance with Laws and Regulations. Neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company or any of its Subsidiaries, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.8. Solicitation Package and Plan Supplement. The Solicitation Package and the Plan Supplement(s) that are filed with the Bankruptcy court (including documents filed as exhibits or schedules), as of their respective dates or as of the Closing Date, do not, taken together, contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.9. Investment Company Act. The Company is not, and after receipt of payments in respect of the Purchased Amounts, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (the “Investment Company Act”) and will conduct its business in a manner designed to allow it to not become subject to the Investment Company Act.

3.10. No Material Actions or Proceedings. Except for the Chapter 11 Cases, and other than as set forth in the Solicitation Package or the Plan Supplement, there are no legal or governmental actions, suits or proceedings pending or threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

3.11. Governmental Authorization; Third Party Consents. Except for customary securities filings in connection with private placements, and filings and approvals in connection with the Chapter 11 Cases and the Plan, no consent, approval, authorization of, action by, notice to, or filing with any Governmental Authority or any other person, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the transactions contemplated hereby, including the issuance and sale of shares of Stock; provided, however, that the Offered Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.	REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

Subscriber hereby represents and warrants to the Company as of the date of mutual execution of this Agreement:

4.1. Requisite Power and Authority. All actions, corporate or otherwise, on the part of the Subscriber necessary for the authorization of this Agreement, the performance of all obligations of the Subscriber hereunder, and the purchase of the Stock pursuant hereto have been taken or will be taken prior to Closing. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement has been duly and validly executed and delivered by the Subscriber and, assuming the due authorization, execution and delivery thereof by the Company, will be valid and binding obligations of the Subscriber, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

4.2. Investment Representations. The Subscriber understands that none of the Stock has been registered under the Securities Act. The Subscriber also understands that the Committed Shares and other Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement. Subscriber hereby represents and warrants as follows:

(a) Subscriber Bears Economic Risk. Subscriber has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber understands that it may be required to bear the economic risk of this investment indefinitely and may not transfer the Stock unless the Stock is registered pursuant to the Securities Act, or an exemption from registration is available. Subscriber also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Subscriber to transfer all or any portion of the Committed Shares under the circumstances, in the amounts or at the times Subscriber might propose. The certificates representing the Stock will bear appropriate legends reflecting such limitations on transfer.

(b) Acquisition for Own Account. Subscriber is acquiring the Stock for Subscriber’s own account for investment only, and not with a view towards distribution.

(c) Accredited Investor. Subscriber represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(d) Residence. The office of Subscriber in which its investment decision was made is located at the address indicated for Subscriber on Subscriber’s signature page hereto.

(e) Company Information. Subscriber has received a copy of the Solicitation Package and the Plan Supplement.

5.	CONDITIONS TO CLOSING.

5.1. Conditions to Obligations of the Subscriber at Closing. The Subscriber’s obligation to purchase the Committed Shares is subject to the satisfaction, at or prior to Closing, of the following conditions.

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except for representations and warranties qualified by materiality or material adverse effect, which shall be true and correct) at the date of Closing (other than representations and warranties made as of a specific date, which shall have been true and correct as of such date), and the Company shall have performed all obligations and conditions herein required to be performed or observed by it, and the Company shall have delivered to Rights Offering Agent a certificate executed by a senior executive officer of the Company on its behalf to the foregoing effect.

(b) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware, shall have become effective and shall continue to be in full force and effect.

(c) Stock Certificates. The Company shall have delivered to Subscriber validly executed share certificates representing the Committed Shares to be issued at Closing.

(d) Registration Rights. The Company shall have entered into and delivered the Registration Rights Agreement.

(e) Material Adverse Effect. No event or occurrence, individually or in the aggregate, shall have occurred which has resulted in a Material Adverse Effect.

5.2. Conditions to Obligations of the Company at Closing. The Company’s obligation to issue and sell the Offered Shares is subject to the satisfaction, on or prior to Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by Subscriber shall be true and correct in all material respects (except for representations and warranties qualified by materiality or material adverse effect, which shall be true and correct) at the date of Closing (other than representations and warranties made as of a specific date, which shall have been true and correct as of such date).

(b) Performance of Obligations. Subscriber shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Subscriber on or before Closing.

(c) Payment. Prior to or on the Bid Remittance Deadline (as defined in the Subscription Form) Subscriber shall have paid the entire purchase price for its Committed Shares as set forth on the Bid Report Sheet.

5.3. Conditions to Obligations of the Company and of the Subscriber at Closing. The Company’s obligation to issue and sell the Committed Shares, and Subscriber’s obligation to purchase the Committed Shares to which it is entitled, are subject to the satisfaction, on or prior to Closing, of the following conditions:

(a) Closing of Other Subscription Transactions. Simultaneously with the Closing hereunder, the Company shall have received gross proceeds from the sale of Class C Shares and Convertible Preferred Shares totaling $60 million (which amount shall be calculated assuming that Subscriber has funded the purchase of the Committed Shares hereunder and shall include any proceeds received pursuant to the Backstop Commitment Letter).

(b) Closing of Other Capital Restructuring Transactions. The Capital Restructuring transactions (other than the closing of the transactions contemplated by this Agreement) shall have been consummated substantially simultaneously with the Closing.

(c) Amendment of Senior Secured Loan Agreement. In connection with the Capital Restructuring, CA Lyon and the Prepetition Agent shall have entered into an amendment to the Prepetition Secured Loan Agreement in accordance with the terms set forth in the Colony Restructuring Term Sheet.

(d) Circle G Loan Agreement and Mountain Falls Loan Agreement. In connection with the Capital Restructuring, the treatment of the Circle G Loan Agreement, and the treatment of the Mountain Falls Loan Agreement, shall be reasonably acceptable to CA Lyon and the Ad Hoc Noteholders Group.

(e) Class B Common Stock Purchase Price. In connection with the Capital Restructuring, the Company shall have received the Class B Common Stock Purchase Price for the issuance and sale of the Class B Common Shares and the Warrants.

(f) Plan Confirmation. The Plan shall have been confirmed by the Bankruptcy Court within 60 days after the Petition Date (the “Confirmation Deadline”), unless the Confirmation Deadline is extended as contemplated by the Solicitation Package.

(g) No Legal Impediment. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award that has the effect of making the transactions contemplated by this Agreement or the Capital Restructuring illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.	COVENANTS.

6.1. Reasonable Assurances. Each of the Company and the Subscriber will use all commercially reasonable efforts to cause the conditions set forth in Section 5 to be satisfied, insofar as such matters are within the control of the Company or the Subscriber, as applicable.

7.	MISCELLANEOUS.

7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of eighteen months following the Closing of the transactions contemplated hereby, except that the representations and warranties contained in Sections 3.1, 3.2 and 3.3 shall survive for a period of three years.

7.3. Successors and Assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party.

7.4. Entire Agreement; Backstop Commitment Letter Not Superseded. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements, except as specifically set forth herein and therein. Notwithstanding the foregoing, with respect to any Subscriber which is a Backstop Party (as defined in the Backstop Commitment Letter): this Agreement does not supersede or restate the Backstop Commitment Letter, which remains in full force and effect, nor does this Agreement in any way alter or affect the agreements and obligations of the parties to the Backstop Commitment Letter on the terms and conditions set forth therein, and (ii) each condition to the Backstop Commitment Letter is incorporated herein as a condition to the obligation of such Backstop Party (but not as a condition to the performance of any Subscriber that is not a Backstop Party) to consummate the transactions contemplated hereby.

7.5. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6. Amendment. This Agreement may be amended or modified only upon the written consent of the Company and the Subscriber.

7.7. Termination. This Agreement may be terminated by the applicable party if the conditions to such party’s performance in Section 5 are not satisfied or waived prior to or on the “Outside Date” as defined in the Restructuring Support Agreement dated as of November 4, 2011, by and among (i) the Company and its wholly-owned subsidiary, William Lyon Homes, Inc., a California corporation on behalf of themselves and certain subsidiaries and (ii) the “Consenting Noteholders” (as defined therein). However, no such termination shall limit any party’s rights with respect to any breach hereof that occurred prior to such termination, including enforcement of such party’s rights hereunder with respect to any events, actions or statements that occurred prior to such termination.

7.8. Remedies. The parties hereto understand and agree that money damages would not be a sufficient remedy for any violation of this Agreement. Accordingly, each party agrees that in the event of a breach of this Agreement, the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance. Such remedy shall be in addition to all other remedies available at law or in equity.

7.9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not exclusive.

7.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Subscriber at the address set forth on the signature page hereof, or at such other address as the Company or the Subscriber may designate by ten (10) days advance written notice to the other party hereto.

7.11. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together, shall constitute one instrument.

7.13. Broker’s Fees. Each party hereto represents and warrants that, except as set forth in the Solicitation Package and Plan Supplement, no agent, broker, investment banker, person or firm acting on behalf, or under the authority, of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify the other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

7.15. Taxes. For federal and state income tax purposes, the parties hereto agree to report the transactions contemplated hereby consistently with the characterization of such transactions as described in this Agreement.

7.16. No Presumption. Any rule of law and any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by, or at the request of, any party or its counsel.

7.17. Nature of Subscribers’ Obligations and Rights. The obligations of the Subscriber under this Agreement are several and not joint with respect to the obligations of any other subscriber in the Rights Offering, and no Subscriber shall be responsible in any way for the performance of the obligations of any other subscriber under any other similar agreement or with respect to any Offered Shares. Nothing contained herein, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other similar agreement.

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IN WITNESS WHEREOF, the Company has executed this CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK SUBSCRIPTION AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

WILLIAM LYON HOMES

Signature:

Name:

Title:

Address:

[COMPANY SIGNATURE PAGE TO CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigning Subscriber has executed this CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK SUBSCRIPTION AGREEMENT.

SUBSCRIBER (in an individual):	SUBSCRIBER (if an entity):
[ ]
Signature:	Signature:
Name:	Name:
Title:
Address:	Address:

State/Country of Domicile or Formation:

[SUBSCRIBER SIGNATURE PAGE TO CONVERTIBLE PREFERRED STOCK AND CLASS C COMMON STOCK SUBSCRIPTION AGREEMENT]

EXHIBIT A

CONVERTIBLE PREFERRED STOCK AND

CLASS C COMMON STOCK REGISTRATION RIGHTS AGREEMENT